UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 9, 2008

CYTTA CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-139699	98-0505761
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

Suite 640, 602–12th Avenue SW

Calgary, AB Canada  T2R 1J3
(Address of principal executive offices)

Registrant’s Telephone Number, including area code:  (403) 613-7950

710 West 16th Avenue
Vancouver, B.C. Canada  V5Z 1S7
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Section 5- Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective September 9, 2008, Mr. Brad Prystupa resigned his position as Secretary and as a member of the Board of Directors.  There have been no disagreements between Mr. Prystupa and management of the Company on any matter relating to the registrant’s operations, policies or practices.  The Company has provided a copy of the disclosures it is making herein to Mr. Prystupa and provided him with an opportunity to furnish the registrant as promptly as possible with a letter addressed to the registrant stating whether he agrees with the statements made by the registrant in response to this Item 5.02, and, if not, stating the respects in which he or she does not agree.  The Company will file any letter received as an exhibit to an amended 8K.

Effective September 9, 2008, Mr. Chad Rutherford resigned his positions as President,  Treasurer, Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer.  Mr. Rutherford retains his position as a member of the Board of Directors.

Effective September 9, 2008, Ms. Amber-Dawn Bear Robe was appointed Secretary and a member of the Board of Directors.

Effective September, 9, 2008, Mr. Robert Gosine, was appointed President, Treasurer, Principal Financial Officer, Principal Executive Officer, Principal Accounting Officer and a member of the Board of Directors.

There are no family relationships between Mr. Gosine and the officers/directors of the Company.  Following is a brief description of Mr. Gosine’s business experience:

Robert Gosine is a founding partner of Summit Search Group. He brings over twenty years of executive search experience. Prior to starting Summit Search Group, Robert was instrumental in establishing the premier search firm in the management, information technology, sales, and engineering fields within Atlantic Canada. Robert has been instrumental in building leading sales teams for large multi-national, national, and regional clients.  He spent his early professional years in sales management roles within the consumer goods, high tech and service industries. Robert graduated from Dalhousie University with a Bachelor of Commerce.

Following is a brief description of Ms. Bear Robe’s business experience:

Amber-Dawn Bear Robe is currently completing her MA thesis in American Indian Studies at the University of Arizona, Tucson. She completed a Curatorial Work-Study program at The Banff Centre's, Walter Phillips Gallery and interned at the University of British Columbia's Museum of Anthropology.  Bear Robe received her Bachelor of Fine Arts in 1996 from The Alberta College of Art & Design and has since curated exhibitions of works from the Walter Phillips Gallery's collection titled Ksakom Itapiks (Earth Beings) and LOGOINDIAN, an exhibition at the Glenbow Museum.

There have been no transactions with Ms. Bear Robe and Mr. Gosine since the beginning of the Company’s last fiscal year, or any currently proposed transactions, in which the Company was or is to be a participant.

Section 8 – Other Events

Item 8.01 Other Events

Effective September 9, 2008, the Company changed its corporate address to:

Suite 640, 602-12th Avenue SW

Calgary, AB  Canada  T2R 1J3

The new phone number for the office is (403) 613-7950.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Robert Gosine

Robert Gosine, President